                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             - - - - - - - - - - - -

                                   Form 8-K/A


                        AMEMDMENT NO. 1 TO CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 10, 2005

                          Henry Bros. Electronics, Inc.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                      005-62411               22-3690168
(State or other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                      Identification No.)

280 Midland Avenue                                                 07663
Saddle Brook, New Jersey                                         (Zip Code)
(Address of Principal Executive Offices)

               Registrant's telephone number, including area code
                                 (201) 794-6500

          (Former name or former address, if changed from last report)
                                       N/A

                             - - - - - - - - - - - -

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

         On October 14, 2005, Henry Bros. Electronics, Inc., a Delaware corporation, (the "Company") filed a Current Report on Form 8-K (the "8-K") reporting that Henry Bros. Electronics, Inc., a Colorado corporation ("Buyer"), the Company, Securus Inc. ("Securus"), the Paul Marcus Trust ("PM Trust"), the Phyllis C. Marcus Trust ("PCM Trust"), Neal Marcus and Jeffrey Marcus (each of the PM Trust, the PCM Trust, Neal Marcus and Jeffrey Marcus is hereinafter referred to as the "Sellers") entered into a stock purchase agreement (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, Buyer, a wholly owned subsidiary of the Company, purchased all of the issued and outstanding stock of Securus from the Sellers. This Amendment Number 1 amends
Item 9.01 of the 8-K to provide the financial statements and pro forma financial information as set forth in Item 9.01.

Item 9.01    Financial Statements, Pro Forma Financial Information and Exhibits

    (a) Financial Statements of Securus, Inc. for the years ended February 28, 2005 and February 29, 2004

                                  SECURUS, INC.
                                  BALANCE SHEET
                             AS OF FEBRUARY 28, 2005


                                     Assets


Current assets
     Cash and cash equivalents                                                     $    15,374
     Trade receivables, less allowance for doubtful accounts of $25,000                762,760
     Inventories                                                                        91,778
     Costs and estimated earnings in excess of billings on uncompleted contracts        81,693
     Notes receivable, related parties                                                  41,944
     Retainage receivable on sold leases, current portion                               29,949
     Investment in sales-type leases, current portion                                   29,266
     Prepaid expenses                                                                   24,647
     Deferred income taxes, net, current portion                                        71,500
                                                                                   -----------
              Total current assets                                                   1,148,911
                                                                                   -----------

Property and equipment, at cost:
     Furniture and fixtures                                                            707,987
     Trucks and vehicles                                                                32,096
     Leasehold improvements                                                             43,614
     Equipment                                                                         285,680
                                                                                   -----------
                                                                                     1,069,377
     Less accumulated depreciation                                                  (1,048,638)
                                                                                   -----------
              Property and equipment, net                                               20,739
                                                                                   -----------

Retainage receivable on sold leases, net of current portion                            100,262
Investment in sales-type leases, net of current portion                                 76,408
Cash surrender value of life insurance                                                  25,076
Deposits                                                                                16,452
Investment in Professional Systems Associates, Inc., at cost                            15,092
Deferred income taxes, net of currrent portion                                          68,500
                                                                                   -----------
              Total assets                                                         $ 1,471,440
                                                                                   ===========


   The accompanying notes are an integral part of these financial statements.

                                  SECURUS, INC.
                                  BALANCE SHEET
                             AS OF FEBRUARY 28, 2005
                                   (CONTINUED)


                 Liabilities and Stockholders' Equity (Deficit)


Current liabilities
      Accounts payable, trade                                                      $   567,227
      Deferred revenue, current portion                                                324,580
      Line of credit                                                                   240,000
      Accrued salaries and benefits                                                    135,909
      Deferred compensation                                                             94,365
      Other accrued expenses                                                            78,841
      Customer deposits, current portion                                                33,644
                                                                                   -----------
               Total current liabilities                                             1,474,566
                                                                                   -----------

Deferred revenue, net of current portion                                               300,632
Customer deposits, net of current portion                                               42,588
                                                                                   -----------
               Total liabilities                                                     1,817,786
                                                                                   -----------

Commitments and contingencies

Stockholders' equity (deficit)
      Common stock:
         Voting, no par value. Authorized 50,000 shares;
         113 shares issued and outstanding                                              10,000
      Accumulated (deficit)                                                           (356,346)
                                                                                   -----------
               Total stockholders' equity (deficit)                                   (346,346)
                                                                                   -----------
               Total liabilities and stockholders' equity (deficit)                $ 1,471,440
                                                                                   ===========



   The accompanying notes are an integral part of these financial statements.

                                  SECURUS, INC.
                            STATEMENTS OF OPERATIONS
           FOR THE YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004



                                                                                   2005           2004
                                                                               -----------    -----------
Revenues, net                                                                  $ 5,000,802    $ 5,404,282
Cost of goods and services sold                                                  2,809,846      3,107,954
                                                                               -----------    -----------
               Gross profit                                                      2,190,956      2,296,328

Selling, general, and administrative expenses                                    2,449,236      2,634,613
                                                                               -----------    -----------
               (Loss) from operations                                             (258,280)      (338,285)
                                                                               -----------    -----------

Other income (expense):
              Interest (expense)                                                   (15,174)       (17,913)
              Net gain (loss) on sale of leases and early lease terminations       (36,537)         8,178
              Interest income                                                       12,251         24,661
              Other, net                                                            (7,297)        15,978
                                                                               -----------    -----------
               Net other (expense)                                                 (46,757)        30,904
                                                                               -----------    -----------
               (Loss) before income taxes                                         (305,037)      (307,381)
Deferred expense (benefit) for federal and state income taxes                       87,000        (87,000)
                                                                               -----------    -----------
               Net income (loss)                                               $  (392,037)   $  (220,381)
                                                                               ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                  SECURUS, INC.
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
           FOR THE YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004



                                            Common stock                                       Total
                                            -------------               Accumulated         Stockholders'
                                        Shares         Amount       earnings (deficit)    equity (deficit)
                                        ------         ------       ------------------    ----------------
Balance March 1, 2003                         126       $ 20,000             $ 256,072           $ 276,072

Net (loss)                                      -              -              (220,381)           (220,381)
                                     -------------   ------------   -------------------   -----------------

Balance February 29, 2004                     126         20,000                35,691              55,691

Repurchase of stock                           (13)       (10,000)                    -             (10,000)

Net (loss)                                      -              -              (392,037)           (392,037)
                                     -------------   ------------   -------------------   -----------------

Balance February 28, 2005                     113       $ 10,000            $ (356,346)         $ (346,346)
                                     =============   ============   ===================   =================


   The accompanying notes are an integral part of these financial statements.

                                  SECURUS, INC.
                            STATEMENTS OF CASH FLOWS
           FOR THE YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

                                                                                             2005             2004
                                                                                        -------------    -------------
Cash flows from operating activities:
      Net income (loss)                                                                 $    (392,037)   $    (220,381)
      Adjustments to reconcile net income (loss) to net cash (used in)
          provided by operating activities:
               Depreciation and amortization                                                   28,281           21,742
               Expense (benefit) for deferred income taxes                                     87,000          (87,000)
               Bad debt expense                                                                 8,190             --
               Unrealized (gain) loss on cash surrender value of life insurance                (1,204)          40,075
               Changes in operating assets and liabilities, net of impact of business acquisition:
                        (Increase) decrease in trade receivables, net                        (218,328)         109,916
                        Decrease (increase) in inventories                                     80,617          (20,110)
                        Decrease (increase) in costs and estimated earnings
                                     in excess of billings                                    277,476         (241,437)
                        (Increase) in notes receivable, related parties                        (1,374)         (34,372)
                        (Increase) decrease in retainage receivables on sold leases           (35,329)           7,293
                        Decrease in net investment in sales-type leases                       240,607           45,890
                        Decrease in prepaid expenses                                            5,501            6,674
                        (Decrease) increase in trade payables                                 (57,814)         283,186
                        Increase in deferred revenues                                          68,415           14,127
                        (Decrease) increase in accrued salaries and benefits                  (13,168)           5,691
                        Increase in other accrued expenses                                     54,224            1,177
                        (Decrease) in deferred compensation                                   (29,581)         (34,052)
                        (Decrease) increase in customer deposits                              (67,990)          25,359
                                                                                        -------------    -------------
                             Net cash (used in) provided by operating activities               33,486          (76,222)
                                                                                        -------------    -------------
Cash flows from investing activities:
      Purchases of property and equipment                                                     (22,537)         (11,331)
                                                                                        -------------    -------------
                             Net cash (used) by investing activities                          (22,537)         (11,331)
                                                                                        -------------    -------------
Cash flows from financing activities:
      Borrowings under the line of credit                                                     501,100        1,161,550
      (Repayments) under line of credit                                                      (513,850)      (1,123,395)
      Common stock repurchase                                                                 (10,000)            --
                                                                                        -------------    -------------
                             Net cash (used) by financing activities                          (22,750)          38,155
                                                                                        -------------    -------------
                             Net increase (decrease)                                          (11,801)         (49,398)
Cash and cash equivalents, beginning of year                                                   27,175           76,573
                                                                                        -------------    -------------
Cash and cash equivalents, end of year                                                  $      15,374    $      27,175
                                                                                        =============    =============

Supplemental Disclosure of Cash Flow Information:
      Cash paid for interest                                                            $      16,547    $      18,506
                                                                                        =============    =============
      Cash paid for income taxes                                                        $        --      $        --
                                                                                        =============    =============


   The accompanying notes are an integral part of these financial statements.

                                  SECURUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations
--------------------

Securus, Inc. (the "Company") was incorporated in the State of Colorado in March, 1970. The Company is engaged in two related lines of business: the leasing, sales, installation and maintenance of closed-circuit television and related security systems and of security access control systems.

Basis of presentation
---------------------

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of estimates in the preparation of financial statements
-----------------------------------------------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of contingent assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition
-------------------

Leases: Long-term lease contracts, generally covering five years, are accounted for as sales-type leases, in accordance with generally accepted accounting principles. The present value of all payments due under the lease contracts (excluding maintenance and interest charges) are recorded as revenue from product sales at the time equipment is accepted by a customer, and interest and maintenance charges are recorded as income over the lease term. Cost of sales is charged with the cost of the equipment. The lease term generally covers the estimated economic life of the equipment. Rentals for equipment under other leases are accounted for under the operating method and are included in revenue as earned over the lease term; related costs consist mainly of depreciation.

Contracts: The Company uses the percentage-of-completion method of accounting for contracts for the sales and installation of security systems. Sales are recorded based upon the percentage that costs incurred to date bear to total estimated costs. General and administrative expenses are accounted for as period charges and, therefore, are not included in the calculation of the estimates to complete. The Company also has retainage provisions for contracts that are uncompleted as of February 28, 2005 totaling approximately $130,000.

The Company's use of the percentage-of-completion method of revenue recognition requires estimates of the degree of project completion. To the extent these estimates prove to be

                                  SECURUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (continued)

inaccurate, the revenues and gross profits, if any, reported for the period during which work on the project is ongoing may not accurately reflect the final results of the project, which can only be determined upon project completion. Provisions for any estimated losses on uncompleted contracts are made in the period in which such losses are determinable.

Costs and estimated earnings in excess of billings on uncompleted contracts consist of amounts recognized but not billed of $81,693 as of February 28, 2005. Such billings are generally made and collected in the subsequent year. At February 28, 2005, the Company had contracts in progress of $784,632, of which $702,939 had been billed.

Operating cycle
---------------

The Company performs its work under fixed price, unit-price and material contracts. The length of the Company's contracts varies, but is typically less than one year.

Cash and cash equivalents
-------------------------

The Company considers short-term, highly liquid investments with an initial maturity of three months or less to be cash equivalents. At February 28, 2005, cash and cash equivalents consisted of currency on hand and demand deposits with banks and other financial institutions.

Trade accounts and notes receivable
-----------------------------------

The Company offers unsecured credit in the form of trade accounts and notes receivable to substantially all of its customers. Trade accounts and notes receivable are affected by conditions and occurrences within the economy and the industries within which the Company's customers operate. The Company's customer base is located primarily in Colorado and consists mostly of commercial entities.

The Company maintains an allowance for doubtful accounts at a level believed adequate by management to absorb potential losses on trade accounts and notes receivable. Management's determination of the adequacy of the allowance is based on an evaluation of the receivables, loss experience, economic conditions, and other relevant factors. As of February 28, 2005, the Company has established a reserve for doubtful accounts of $25,000.

Equipment inventory
-------------------

Inventory consists of equipment held for lease or sale. Equipment is valued at the lower of cost or market, using the specific identification method.

                                  SECURUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (continued)

Property and equipment
----------------------

Equipment leased under capital leases, together with other property and equipment at February 28, 2005, are stated at historical cost and depreciated over their estimated useful lives, approximating the straight-line method, as follows:

                                                         Historical
                                                           Cost                 Useful Life
                                                     ----------------          -------------
     Furnishings and office equipment                 $       707,987              5-7 Years
     Spare and maintenance equipment                          285,680                7 Years
     Leasehold improvements                                    43,614                7 Years
     Trucks and vehicles                                       32,096                7 Years
                                                      ---------------
                                                            1,069,377
     Less: Accumulated depreciation                        (1,048,638)
                                                      ---------------
                                                      $        20,739
                                                      ===============

Additions, improvements and expenditures for repairs and maintenance on property and equipment that are material in nature and significantly add to the productivity or extend the economic life of assets are capitalized. Amounts incurred as recurring expenditures for repairs are charged to operations.

For the fiscal years ended February 28, 2005 and February 29, 2004, deprecation expense was $28,281 and $21,742, respectively.

Impairment of long-lived assets
-------------------------------

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment and Disposal of Long-Lived Assets," which requires that long-lived assets to be held and used be reviewed for impairment wherever events of changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will assess the recoverability of the carrying cost of long-lived assets based on a review of projected undiscounted cash flows related to the asset held for use. If assets are determined to be impaired, then the asset is written down to its fair value based on the present value of the discounted cash flows of the related asset or other relevant measures (quoted stock prices or third-party offers). As of February 28, 2005, the Company believes that all asset values are recoverable in future periods.

Investment in Professional Systems Associates, Inc.
---------------------------------------------------

The Company owns a 6% investment in Professional Systems Associates, Inc. ("PSA") common stock, which it accounts for using the cost method of accounting. PSA is a related party to the Company providing it with an opportunity to purchase significant amounts of inventory and supplies (Notes 11 and 12). Therefore, the Company records any capital contributions when made as an increase in the investment, and any distributions declared as

                                  SECURUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (continued)

income. Based upon a formula book value method used by PSA to redeem the shares of former members, the Company's investment at PSA's September 30, 2005 fiscal year end had an estimated fair value of approximately $168,000.

The carrying amounts of the Company's other financial instruments approximate fair value because of their short maturities or because their pricing and terms are indicative of current rates and credit risk.

Unearned Maintenance Income
---------------------------

Unearned maintenance contract income at February 28, 2005, represents amounts billed and collected in the current fiscal year which will not be earned until succeeding fiscal years. Such amounts result mainly from the sale of the related leases.

Nonrefundable Deposits on Leases
--------------------------------

At the inception of a sales-type lease, the lessee generally is required to pay for the last three lease payments up-front which will then be applied at the end of the lease. Such payments are generally not refundable if the lease terminates early. The Company has recorded the payments as deferred revenue until such time that the lease ends or is terminated.

Income Taxes
------------

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting For Income Taxes". This statement requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based upon enacted tax laws, of temporary differences between the financial reporting and tax basis of assets, liabilities and carryforwards. Deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for any tax benefits which are not expected to be realized on a more likely than not basis.


Redemption of Common Stock
--------------------------

In fiscal 2005, the Company purchased 13 shares of the Company's common stock from an unrelated third party for a purchase price of $10,000. The redemption of common stock was accounted for as a retirement of common stock.

Advertising and Promotion Costs
-------------------------------

The Company expenses all advertising and promotion costs, including direct response advertising costs, as they are incurred. Total advertising and promotion cost for the fiscal years ended February 28, 2005 and February 29, 2004 was $71,717 and $78,300, respectively.

                                  SECURUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 2 - Net investment in sales-type leases

The components of net investment in sales-type leases as of February 28, 2005, are as follows:

               Total minimum lease payments to be received                     $ 201,110
               Less:  amounts representing estimated maintenance costs,
                         including profit thereon, included in total minimum
                         lease payments                                          (64,711)
                                                                               ---------
               Minimum lease payments receivable                                 136,399
               Less:  unearned interest income                                   (30,725)
                                                                               ---------

               Net investment in sales-type leases                             $ 105,674
                                                                               =========

Minimum lease payments to be received on sales-type leases (including maintenance costs) for each of the five years succeeding the fiscal year ended February 28, 2005, are as follows:

               Fiscal Year Ending
               ------------------
               February 28, 2006                     $ 59,774
               February 28, 2007                       53,174
               February 29, 2008                       45,310
               February 28, 2009                       28,240
               February 28, 2010                       14,612
                                                     --------
                                                     $201,110
                                                     ========

Note 3 - Future operating lease and maintenance contract revenues

Operating Leases
----------------

Minimum lease payments to be received on operating leases for each of the five years succeeding the fiscal year ended February 28, 2005, are as follows:

               Fiscal Year Ending
               ------------------
               February 28, 2006                     $ 61,654
               February 28, 2007                       28,990
               February 29, 2008                       14,092
               February 28, 2009                       11,341
               February 28, 2010                        6,929
                                                     --------
                                                     $123,006
                                                     ========

                                  SECURUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 3 - Future operating lease and maintenance contract revenues (continued)

Maintenance Contracts
---------------------

Minimum payments to be received on maintenance contracts for each of the five years succeeding the fiscal year ended February 28, 2005, are estimated as follows:

               Fiscal Year Ending
               ------------------
               February 28, 2006                     $268,075
               February 28, 2007                      241,404
               February 29, 2008                      152,089
               February 28, 2009                       83,496
               February 28, 2010                       13,180
                                                     --------

                                                     $758,244
                                                     ========

Note 4 - Line of credit

At February 28, 2005, the Company was indebted to First National Bank of Colorado in the amount of $240,000, pursuant to a line-of-credit agreement. The line provides maximum total borrowings of $240,000, requires monthly payments of interest calculated at the Wall Street Journal prime rate plus 3% (a combined total of 8.5% at February 28, 2005) and is due in full on October 30, 2005. The Company was in violation of certain financial covenants associated with the debt as of February 28, 2005. As a result, the note was not renewed and was subsequently paid in full and is presented as a currently outstanding liability on the accompanying balance sheet. The related promissory note was secured by the Company's inventory, accounts receivable, equipment and general intangibles.

Note 5 - Sales of leases

During the fiscal years ended February 28, 2003 and February 29, 2004, the Company assigned various sales-type lease contracts to an unrelated party for total purchase price of approximately $1,513,000. Ninety percent of the purchase price was paid at closing with ten percent held in reserve by the assignee to be paid over the remaining term of the leases. The Company continues to be obligated to perform any maintenance required under the lease contracts. Also, the assignee retains full recourse against the Company for any amount owing but unpaid by the lessees. During the fiscal year ended February 28, 2005, the Company assigned various other sales-type lease contracts, under similar terms, totaling approximately $571,000. As of February 28, 2005, the Company has recorded retainage receivables related to the 10% reserve held back on the sales of the leases totaling $130,211.

The unearned maintenance income under these leases, totaling approximately $468,000 at February 28, 2005, will be earned and recognized as revenue over the course of the associated lease terms.

                                  SECURUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 6 - Income taxes

Under allowable Federal income tax treatment, the Company prepares its income tax returns reporting all leases as operating leases and all security systems installation contracts on the completed contract method of accounting. For the year ended February 28 2005, the Company reported net taxable income, of approximately $256,000. Prior net operating losses carried forward were applied against this income. The remaining net operating losses of approximately $450,000 may be carried forward for nineteen years to offset future taxable income.

The Company accounts for deferred income taxes based upon the estimated tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting methods. The principal items resulting in the differences are recognition of income from leases and contracts, recognition of maintenance contract income, and deduction of deferred compensation amounts.

At February 28, 2005, the Company had gross deferred income tax assets of approximately $353,000 and gross deferred income tax liabilities of approximately $78,000. An average graduated tax rate of 30% was used to compute these approximate deferred tax amounts. In conjunction with the subsequent sale of the Company (Note 13), a portion of the deferred tax assets are not expected to be realizable. Accordingly, the Company has established a valuation allowance for the entire deferred tax asset related to the net operating loss carryforwards.

Net deferred tax assets (liabilities) as of February 28, 2005 consist of the following components:

                     Deferred tax assets:
                         Unearned maintenance income                                          $ 608,000
                         Net operating loss carryforwards                                       450,000
                         Deferred compensation                                                   94,000
                         Allowance for doubtful accounts                                         25,000
                                                                                     -------------------
                                                                                              1,177,000
                                                          Total deferred tax assets             353,000
                                                                                     -------------------

                     Deferred tax liabilities:
                         Estimated billings in excess                                          (232,000)
                         Investment in sales type leases                                       (106,000)
                         Other, net                                                              78,000
                                                                                     -------------------
                                                                                                (260,00)
                                                     Total deferred tax liabilities             (78,000)
                                                                                     -------------------

                                                          Less valuation allowance:            (135,000)
                                                                                     -------------------

                                                           Deferred tax assets, net           $ 140,000
                                                                                     ===================

                                  SECURUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 7 - Lease commitments

The Company is obligated on a July 1984 lease agreement, subsequently modified, for its primary operating facility located in Denver, Colorado. The lease, which was extended through April 2010, requires monthly rental payments of $7,354, as well as payment of real estate taxes and other expenses on the property. Additionally, the Company is obligated on a December 1998 lease agreement, subsequently modified, for its Colorado Springs office. The lease, which was extended through December 2010, requires monthly rental payments that will increase annually (reaching $2,319 per month), as well as payment of real estate taxes and other expenses. For the year ended February 28, 2005 and February 29, 2004 the Company's total rent expense for these facilities was $148,376 and $141,235, respectively.

Additionally, the Company is obligated on one lease for vehicles and four leases for office equipment, requiring rental payments totaling approximately $3,200 per month. The leases terminate at various dates between May 2005 and November 2007.

Total future minimum lease payments, excluding real estate taxes and other expenses on the Denver and Colorado Springs property, for each of the five years succeeding the fiscal year ended February 28, 2005, are as follows:

               Fiscal Year Ending
               ------------------
               February 28, 2006                     $111,324
               February 28, 2007                      112,240
               February 29, 2008                      113,191
               February 28, 2009                      114,177
               February 28, 2010                      115,198
               Thereafter                              37,895
                                                     --------
                                                     $604,025
                                                     ========

Note 8 - Deferred compensation and salary continuation agreements

The Company is obligated under Deferred Compensation Agreements and Executive Salary Continuation Agreements with a major stockholder, who continues to be employed on a part-time basis by the Company. Under the terms of the Deferred Compensation Agreements, the employee deferred $13,840 of his annual compensation while a full-time employee of the Company. Upon his termination of full-time employment, the accumulated balance in the deferred compensation account is being paid to him, in equal installments, over a ten-year period. The Executive Salary Continuation Agreements provide for an annual retirement benefit in the form of salary continuation of $30,000 per year, for ten years, to be paid effective upon his termination of full-time employment. These agreements were entered into effective February 27, 1987. Payments under the agreements began July 1996 and a final payment was made October 10, 2005 in conjunction with the sale of the Company (Note 13).

                                  SECURUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 8 - Deferred compensation and salary continuation agreements (continued)

The accompanying financial statements reflect charges to income in the amount of $6,864 and $8,981 in 2005 and 2004, respectively, for the Executive Salary Continuation Agreements. The Company's estimated liability under the Executive Salary Continuation Agreements is computed as the present value of future benefits to be paid, approximately $59,000 at February 28, 2005. The annual cost of these agreements is unfunded. The payments total $36,444 annually.

Note 9 - 401(k) plan

The Company has adopted a Section 401(k) retirement plan, allowing qualified employees to contribute a portion of their pre-tax compensation to the Plan. On a discretionary basis, the Company may match a portion of employees' contributions and may make additional discretionary contributions. For the fiscal years ended February 28, 2005 and February 29, 2004, the Company incurred total costs of $4,447 and $17,619, respectively, for Plan matching contributions and administrative expenses.

Note 10 - Major customers

At February 28, 2005, approximately 46% of future minimum lease payments under sales-type leases were due from six major customers, the largest representing 10% of total future payments. Approximately 57% of future maintenance contract receipts were due from six major customers, the largest representing approximately 14% of total maintenance contract receipts.

Note 11 - Major suppliers

For the years ended February 28, 2005 and 2004, approximately 55% and 67%, respectively, of equipment and materials were acquired from two major suppliers, the largest (PSA) representing 42% and 54%, respectively, of the total.

Note 12 - Related party transactions

As of February 28, 2005, the Company held a note receivable from a shareholder and President of the Company of approximately $41,000. Subsequently, and in conjunction with the purchase of the Company on October 10, 2005 (Note 13), the shareholder repaid the promissory note to the Company.

As discussed in Notes 1 and 11, the Company has an investment interest in PSA, a cooperative through which a significant portion of the Company's purchases are made (42% in 2005).

                                  SECURUS, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 12 - Related party transactions (continued)

During the years ended February 28, 2005 and 2004, the Company purchased approximately $840,000 and $1,337,000, respectively, in inventory and material from PSA.

Note 13 -Events Subsequent to February 28, 2005

On October 10, 2005, the Company and all of the Company's outstanding common stock, was purchased for $770,000 cash and the issuance of up to 150,000 shares of common stock of the acquirer, Henry Brothers Electronics, Inc., a Delaware corporation based in Saddle Brook, New Jersey. The shares of stock are to be placed in escrow and paid over each of the next 5 years ending December 31, 2010.

         (b) Pro Forma Financial Information Unaudited pro forma condensed consolidated balance sheet at September 30, 2005 and Unaudited pro forma condensed consolidated statements of operations for the nine and twelve months ended September 30, 2005 and December 31, 2004, respectively.



                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma combined financial information have been derived from the historical financial statements of Henry Bros. Electronics, Inc. ("HBE") and Securus, Inc. ("Securus") and gives effect to the acquisition of Securus by HBE using the purchase method of accounting for business combinations based upon the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

The Securus assets acquired and the liabilities assumed are recorded at fair values and assumes that the acquisition had taken place at September 30, 2005 for balance sheet purposes. The pro forma condensed consolidated statements of operations for the nine months ended September 30, 2005 and twelve months ended December 31, 2004 assume the acquisition took place on January 1, 2005 and 2004, respectively.

The pro forma adjustments do not reflect any operational efficiencies and cost savings that HBE may achieve with respect to the combined entities. The pro forma adjustments do not include any adjustments to historical revenues for any future price changes or any adjustments to operating, marketing and general and administrative expenses for any future operating changes.

The unaudited pro forma consolidated results may not be necessarily indicative of the actual operating results that would have occurred had the transaction been consummated at the beginning of the periods presented for which such acquisition has been given effect. In addition, the unaudited pro forma consolidated results are not necessarily indicative of the consolidated results of future operations.

                 HENRY BROS. ELECTRONICS, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2005

                                                                                    Historic
                                                                                    --------
                                               ASSETS                          HBE          Securus     Adjustments      Pro Forma
                                                                               ---          -------     -----------      ---------
CURRENT ASSETS
      Cash and cash equivalents                                           $    714,489   $     25,472                  $    739,961
      Accounts receivable-net                                               13,091,812        379,886                    13,471,698
      Inventory                                                                981,199         89,169                     1,070,368
      Costs in excess of billings and estimated profits                      3,345,236        314,322                     3,659,558
      Investment in sales type leases                                                          26,598                        26,598
      Deferred tax asset                                                     1,044,660         55,120                     1,099,780
      Prepaid expenses and income tax receivable                                82,574         55,910                       138,484
      Other assets                                                              36,907        162,953                       199,860
                                                                          ------------   ------------   ------------   ------------
           Total current assets                                             19,296,877      1,109,430                    20,406,307

PROPERTY AND EQUIPMENT - net                                                 1,148,936         28,793                     1,177,729
GOODWILL                                                                     2,134,344                A      689,225      2,823,569
INTANGIBLE ASSETS - net                                                      1,085,281                A      450,000      1,535,281
DEFERRED TAX ASSET                                                             547,264        156,880                       704,144
OTHER ASSETS                                                                 1,145,994         56,581                     1,202,575
                                                                          ------------   ------------   ------------   ------------
      TOTAL ASSETS                                                        $ 25,358,696   $  1,351,684   $  1,139,225   $ 27,849,605
                                                                          ============   ============   ============   ============

                            LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
      Accounts payable                                                    $  3,462,936   $    543,613                  $  4,006,549
      Accrued taxes and expenses                                             2,917,107        137,409                     3,054,516
      Billings in excess of costs and estimated profits                      1,949,333                                    1,949,333
      Investment in sales type leases net of current portion                                  410,846                       410,846
      Deferred income                                                           42,494         28,644                        71,138
      Current portion of long term debt                                        107,390        240,000 A     (240,000)       107,390
      Deferred tax liability                                                    44,673                                       44,673
                                                                          ------------   ------------   ------------   ------------
           Total current liabilities                                         8,523,933      1,360,512       (240,000)     9,644,445

LONG-TERM DEBT, LESS CURRENT PORTION                                         1,154,386                A    1,110,000      2,264,386
DEFERRED REVENUE                                                                  --          260,397                       260,397
DEFERRED TAX LIABILITY                                                         149,822                                      149,822
                                                                          ------------   ------------   ------------   ------------
      TOTAL LIABILITIES                                                      9,828,141      1,620,909        870,000     12,319,050
                                                                          ------------   ------------   ------------   ------------

STOCKHOLDERS' EQUITY (DEFICIT)
      Preferred stock, $.01 par value; 10,000,000 shares authorized;
          no shares issued
      Common stock, $.01 par value; 10,000,000 shares authorized;                 --
          5,889,398 shares issued and outstanding                               57,394         13,634        (13,634)        57,394
      Additional paid in capital                                            16,935,188          4,305         (4,305)    16,935,188
      Deferred compensation                                                   (376,314)        77,158        (77,158)      (376,314)
      Accumulated deficit                                                   (1,085,713)      (364,322)       364,322     (1,085,713)
                                                                          ------------   ------------   ------------   ------------
      TOTAL EQUITY (DEFICIT)                                                15,530,555       (269,225) A     269,225     15,530,555
                                                                          ------------   ------------   ------------   ------------
      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)                  $ 25,358,696   $  1,351,684   $  1,139,225   $ 27,849,605
                                                                          ============   ============   ============   ============

See accompanying Notes to the Unaudited Pro Forma Combined Financial
Information.

                 HENRY BROS. ELECTRONICS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2005


                                                       Historic
                                                       --------
                                                  HBE          Securus       Adjustments      Pro Forma
                                                  ---          -------       -----------      ---------
Revenue                                      $ 30,110,696    $  3,732,099                  $ 33,842,795
Cost of revenue                                22,161,167       2,074,191                    24,235,358
                                             ------------    ------------                  ------------
  Gross profit                                  7,949,529       1,657,908                     9,607,437
                                             ------------    ------------                  ------------
Operating Expenses:
Selling general & administrative expenses       6,650,688       1,558,130  B      52,500      8,261,318
                                             ------------    ------------   ------------   ------------
Operating profit (loss)                         1,298,841          99,778        (52,500)     1,346,119
                                             ------------    ------------   ------------   ------------

Interest Income                                    10,892          22,609                        33,501
Net (Loss) on Sale and Early Term of Leases                       (19,448)                      (19,448)
Other Expense                                      (4,079)          3,455                          (624)
Interest (expense)                                (59,854)        (17,381) C     (45,675)      (122,910)
                                             ------------    ------------   ------------   ------------
Income (loss) before tax expense (benefit)      1,245,800          89,013        (90,113)     1,244,781

Tax expense (benefit)                             589,719         (25,000) D     (42,353)       522,366
                                             ------------    ------------   ------------   ------------
Net income (loss) after taxes                $    656,081    $    114,013   ($    47,760)  $    722,334
                                             ============    ============   ============   ============


BASIC EARNINGS (LOSS) PER COMMON SHARE:
---------------------------------------
Basic Profit (Loss) Per Common Share         $       0.11                                  $       0.13
                                             ============                                  ============
Weighted Average Common Shares                  5,739,398                                     5,739,398
                                             ============                                  ============

DILUTED EARNINGS (LOSS) PER COMMON SHARE:
-----------------------------------------
Diluted Profit (Loss) Per Common Share:      $       0.11                                  $       0.13
                                             ============                                  ============
Weighted Average Diluted Common Shares          5,739,398                                     5,851,898
                                             ============                                  ============



See accompanying Notes to the Unaudited Pro Forma Combined Financial
Information.

                 HENRY BROS. ELECTRONICS, INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004


                                                               Historic
                                                               --------
                                                          HBE           Securus       Adjustments      Pro Forma
                                                          ---           -------       -----------      ---------
Revenue                                               $ 29,725,718    $  4,995,602                   $ 34,721,320
Cost of revenue                                         22,305,632       3,069,208                     25,374,840
                                                      ------------    ------------    ------------   ------------
  Gross profit                                           7,420,086       1,926,394               0      9,346,480
                                                      ------------    ------------    ------------   ------------

Operating Expenses:
Selling general & administrative expenses                7,020,885       2,197,706  B        70,000      9,288,591
                                                      ------------    ------------    ------------   ------------
Operating profit (loss)                                    399,201        (271,312)        (70,000)        57,889
                                                      ------------    ------------    ------------   ------------

Interest income                                             12,624          27,264                         39,888
Net (loss) on sale and early terminations of leases           --           (35,677)                       (35,677)
Other Expense                                                 --            (5,929)                        (5,929)
Interest (expense)                                         (94,039)        (15,038) C      (66,600)      (175,677)
                                                      ------------    ------------    ------------   ------------
Income (loss) before tax expense (benefit)                 317,786        (300,692)       (136,600)      (119,506)

Tax expense (benefit)                                      273,765         (86,000) D      (64,202)       123,563
                                                      ------------    ------------    ------------   ------------
Net income (loss) after taxes                         $     44,021    ($   214,692)   ($    72,398)  ($   243,069)
                                                      ============    ============    ============   ============


BASIC EARNINGS (LOSS) PER COMMON SHARE:
Basic Profit (Loss) Per Common Share                  $       0.01                                   ($      0.04)
                                                      ============                                   ============
Weighted Average Common Shares                           5,411,964                                      5,411,964
                                                      ============                                   ============

DILUTED EARNINGS (LOSS) PER COMMON SHARE:
Diluted Profit (Loss) Per Common Share:               $       0.01                                   ($      0.04)
                                                      ============                                   ============
Weighted Average Diluted Common Shares                   5,411,964                                      5,561,964
                                                      ============                                   ============


See accompanying Notes to the Unaudited Pro Forma Combined Financial
Information.

                 HENRY BROS. ELECTRONICS, INC. AND SUBSIDIARIES
      NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         A To give effect to the acquisition of Securus and the preliminary allocation of the purchase price on the basis of estimated fair values of the assets acquired and the liabilities assumed as follows:

         Components of purchase price:
              Cash paid at closing                   $   770,000
              Refinance outstanding bank debt            240,000
              Costs of completing the transaction        100,000
                                                     -----------
                  Total purchase price               $ 1,110,000
                                                     ===========

         Allocation of purchase price:
              Net assets acquired                        (29,225)
              Service rights                             100,000
              Customer list                              250,000
              Trade name                                  50,000
                                                     -----------
                  Total allocated purchase price         370,775
                                                     -----------
         Excess purchase price assigned to goodwill  $   739,225
                                                     ===========

         The purchase accounting adjustments have been made solely for the purpose of presenting the unaudited pro forma financial information. HBE has engaged a third party to perform a valuation study to assist in the determination of the fair market valuation of the assets acquired and liabilities assumed in the acquisition of Securus. Therefore these estimates may be adjusted upon the completion of such study.

         B To record the amortization of intangible assets from the assumed acquisition date of based upon the estimated fair values of such assets and using a useful life of 5 years for customer lists, 5 years for service rights and an indefinite life for trade name and goodwill. All amortization has been included within selling, general and administrative expenses.

         C To record interest at 6% on the total purchase price reduced by the $240,000 in debt being refinanced by HBE from the assumed acquisition date.

         D To record the income tax effects of the pro forma adjustments to the statement of operations at the effective income tax rate of 47% which approximates HBE's effective tax rate.

         (d) Exhibits

Exhibit No.                                 Description of Exhibit
-----------                                 ----------------------

2.1 Stock Purchase Agreement by and among Henry Bros. Electronics, Inc., a Colorado corporation, Henry Bros. Electronics Inc., a Delaware corporation, Securus Inc., Paul Marcus Trust, Phyllis C. Marcus Trust, Neal Marcus and Jeffrey Marcus.(1)

         The following are schedules or attachments to the Stock Purchase Agreement.(2)

               o    Escrow Agreement

               o    General Release from Sellers

               o    Opinion of Sellers' Counsel

               o    Sellers' Certificates

               o    Officers' Certificates

               o    Resignation of certain officers and directors of the Company

               o    Opinion of Counsel to the Parent and the Buyer

               o    Sellers' Schedule

               o    Certificates of Parent and Buyer

               o    Employment Letter - Neal Marcus

               o    Employment Letter - Jeffrey Marcus

               o    Stock Option Agreement - Neal Marcus

               o    Stock Option Agreement - Jeffrey Marcus

23.1     Consent of Gordon, Hughes & Banks, LLP*

-------------

(1) Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2005.

(2) All schedules and attachments to this Exhibit have been omitted in accordance with Item 601(b) of Regulation S-B. The Company agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon request.

*    Filed herewith.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              HENRY BROS ELECTRONICS, INC.
Date: December 27, 2005                       By:      /s/Philip A. Timpanaro
      -----------------                                ----------------------
                                                       Philip A. Timpanaro
                                                       Chief Financial Officer

                                  EXHIBIT INDEX

2.1 Stock Purchase Agreement by and among Henry Bros. Electronics, Inc., a Colorado corporation, Henry Bros. Electronics Inc., a Delaware corporation, Securus Inc., Paul Marcus Trust, Phyllis C. Marcus Trust, Neal Marcus and Jeffrey Marcus.(1)

     The following are schedules or attachments to the Stock Purchase Agreement.(2)

          o    Escrow Agreement

          o    General Release from Sellers

          o    Opinion of Sellers' Counsel

          o    Sellers' Certificates

          o    Officers' Certificates

          o    Resignation of certain officers and directors of the Company

          o    Opinion of Counsel to the Parent and the Buyer

          o    Sellers' Schedule

          o    Certificates of Parent and Buyer

          o    Employment Letter - Neal Marcus

          o    Employment Letter - Jeffrey Marcus

          o    Stock Option Agreement - Neal Marcus

          o    Stock Option Agreement - Jeffrey Marcus

23.1     Consent of Gordon, Hughes & Banks, LLP*

-------------

(1) Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2005.

(2) All schedules and attachments to this Exhibit have been omitted in accordance with Item 601(b) of Regulation S-B. The Company agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon request.

* Filed herewith.